Exhibit (a)(i)

                     Form of Amendment No. 1 to Amended and
                           Restated Deposit Agreement.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                AKTIEBOLAGET SKF

                                       AND

                                 CITIBANK, N.A.,

                                 As Depositary,

                                       AND

                      ALL HOLDERS AND BENEFICIAL OWNERS OF
                     AMERICAN DEPOSITARY SHARES EVIDENCED BY
                          AMERICAN DEPOSITARY RECEIPTS
                       OUTSTANDING UNDER THE TERMS OF THE
                     AMENDED AND RESTATED DEPOSIT AGREEMENT,

                          DATED AS OF DECEMBER 7, 1999

                     --------------------------------------

                                 Amendment No. 1
                                       to
                     Amended and Restated Deposit Agreement

                     --------------------------------------


                            Dated as of June __, 2007

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ARTICLE I DEFINITIONS ................................................................. 4

      SECTION 1.01 Definitions. Unless otherwise specified in this Amendment, all capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Amended and Restated Deposit Agreement ...... 4

      SECTION 1.02 Effective Date. The term "Effective Date" shall mean the date set forth above and as of which this Amendment shall become effective ........... 4

ARTICLE II AMENDMENTS TO DEPOSIT AGREEMENT ............................................ 4

      SECTION 2.01 Deposit Agreement. All references in the Amended and Restated
      Deposit Agreement to the terms "Deposit Agreement" shall, as of the
      Effective Date, refer to the Amended and Restated Deposit Agreement, dated as of December 7, 1999 as amended by this Amendment and as further amended and supplemented after the Effective Date ....................................... 4

      SECTION 2.02 Amendments Binding on all Holders. From and after the
      Effective Date, the amendments to the Amended and Restated Deposit
      Agreement effected hereby shall be binding on all Holders of ADSs issued and outstanding as of the Effective Date and on all Holders of ADSs issued after the Effective Date ........................................................ 4

      SECTION 2.03 Deregistration of Securities. To reflect the termination of the Company's registration of its securities under the Exchange Act, the
      Amended and Restated Deposit Agreement is hereby amended as of the
      Effective Date by deleting Section 4.11 Available Information Section in its entirety and inserting the following in its stead: .......................... 5

ARTICLE III AMENDMENTS TO THE FORM OF ADR ............................................. 6

      SECTION 3.01 ADR Amendment. The first sentence of paragraph (1) of the form of ADR attached as Exhibit A to the Amended and Restated Deposit
      Agreement and in each of the ADRs issued and outstanding under the terms of the Amended and Restated Deposit Agreement is hereby amended as of the
      Effective Date by deleting such sentence in its entirety and inserting the following in its stead: ......................................................... 6

      SECTION 3.02 Deregistration of Securities. To reflect the termination of the Company's registration of its securities under the Exchange Act, the form of Receipt attached as Exhibit A to the Amended and Restated Deposit
      Agreement and each of the Agreement is hereby amended as of the Effective
      Date by deleting the first paragraph of Article (13) in its entirety and inserting the following in its stead: ........................................... 6

ARTICLE IV REPRESENTATIONS AND WARRANTIES ............................................. 8

      SECTION 4.01 Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Holders that: .............. 8

ARTICLE V MISCELLANEOUS ............................................................... 9

      SECTION 5.01 New ADRs. From and after the Effective Date, the Depositary shall arrange to have new ADRs printed or amended that reflect the changes to the form of ADR effected by this Amendment. All ADRs issued hereunder after the Effective Date, once such new ADRs are available, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split up of existing ADRs, shall be substantially in the form of the specimen ADR attached as Exhibit A hereto. However, ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of ADR effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Amended and
      Restated Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing ............... 9

      SECTION 5.02 Notice of Amendment to Holders of ADSs. The Depositary is
      hereby directed to send notices informing the Holders of ADSs (i) of the terms of this Amendment, (ii) of the Effective Date of this Amendment, and
      (iii) that the Holder of ADRs shall be given the opportunity, but that it is unnecessary, to substitute their ADRs with new ADRs reflecting the changes effected by this Amendment, as provided in Section 5.01 hereof.
      (iv) that copies of this Amendment may be retrieved from the Commission's website at www.sec.gov and may be obtained from the Depositary and the
      Company upon request. The notice to Holders of ADSs shall be substantially in the form of Exhibit C attached hereto. The notice of deregistration to be sent to Holders of ADSs is attached hereto as Exhibit C ...................... 9

      SECTION 5.03 Indemnification. The Company agrees to indemnify and hold harmless the Depositary (and any and all of its directors, employees and officers) for any and liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein ................ 10

      SECTION 5.04 Ratification. Except as expressly amended hereby, the terms, covenants and conditions of the Deposit Agreement as originally executed shall remain in full force and effect ........................................... 10

      SECTION 5.05 Governing Law. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New
      York applicable to contracts made and to be wholly performed in the State of New York ..................................................................... 10

      SECTION 5.06 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall be deemed an original, and all such counterparts together shall constitute one and the same instrument .............. 10

            AMENDMENT NO. 1 TO AMENDED AND RESTATED DEPOSIT AGREEMENT

      AMENDMENT NO. 1 TO AMENDED AND RESTATED DEPOSIT AGREEMENT dated as June __, 2007 (the "Amendment"), by and among Aktiebolaget SKF, a corporation organized and existing under the laws of the Kingdom of Sweden (the "Company"), Citibank, N.A., a national banking association organized under the laws of the United States of America (the "Depositary"), and all Holders from time to time of American Depositary Shares evidenced by American Depositary Receipts outstanding under the Amended and Restated Deposit Agreement, dated as of December 7, 1999.

                                WITNESSETH THAT:

      WHEREAS, the Company and the Depositary entered into that certain Amended and Restated Deposit Agreement, dated as of December 7, 1999 (the "Deposit Agreement"), for the creation of American Depositary Shares representing the Shares (as defined in the Deposit Agreement) so deposited and for the execution and delivery of American Depositary Receipts ("ADRs") in respect of the American Depositary Shares; and

      WHEREAS, the Company has terminated the registration of its securities under the United States Securities and Exchange Act of 1934, as amended ("Exchange Act") and desires to (x) amend the Amended and Restated Deposit Agreement, the ADRs currently outstanding and the form of ADR annexed to the Amended and Restated Deposit Agreement to reflect such change, and (y) to give notice thereof to all Holders (as defined in the Deposit Agreement) of ADSs; and

      WHEREAS, pursuant to Section 6.01 of the Amended and Restated Deposit Agreement, the Company and the Depositary deem it necessary and desirable to amend the Amended and Restated Deposit Agreement, the ADRs currently outstanding and the form of ADR annexed to the Amended and Restated Deposit Agreement as Exhibit A for the purposes set forth herein;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Amended and Restated Deposit Agreement, the ADRs currently outstanding and the form of ADR annexed as Exhibit A to the Amended and Restated Deposit Agreement as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01 Definitions. Unless otherwise specified in this Amendment, all capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Amended and Restated Deposit Agreement. SECTION 1.02 Effective Date. The term "Effective Date" shall mean the date set forth above and as of which this Amendment shall become effective.

                                   ARTICLE II

                         AMENDMENTS TO DEPOSIT AGREEMENT

      SECTION 2.01 Deposit Agreement. All references in the Amended and Restated Deposit Agreement to the terms "Deposit Agreement" shall, as of the Effective Date, refer to the Amended and Restated Deposit Agreement, dated as of December 7, 1999 as amended by this Amendment and as further amended and supplemented after the Effective Date.

      SECTION 2.02 Amendments Binding on all Holders. From and after the Effective Date, the amendments to the Amended and Restated Deposit Agreement effected hereby shall be binding on all Holders of ADSs issued and outstanding as of the Effective Date and on all Holders of ADSs issued after the Effective Date.

      SECTION 2.03 Deregistration of Securities. To reflect the termination of the Company's registration of its securities under the Exchange Act, the Amended and Restated Deposit Agreement is hereby amended as of the Effective Date by deleting Section 4.11 Available Information Section in its entirety and inserting the following in its stead:

      "Section 4.11 Available Information. The Company has been subject to the periodic reporting requirements of the Exchange Act, and has filed certain reports with, and submitted certain reports to, the Commission, which reports can be retrieved from the Commission's internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. The Company has filed a Form 15F ("Form 15F") with the Commission, which has suspended the Company's duty under the Exchange Act to file or submit the reports required under Sections 13(a) or 15(d) of the Exchange Act. Upon the effectiveness of Form 15F, the Company's duty to file or submit reports under Sections 13(a) or 15(d) of the Exchange Act will terminate and the Company will, pursuant to Rule 12g3-2(e)(1), receive the exemption from the reporting obligations of the Exchange Act provided by Rule 12g3-2(b). In order to satisfy the conditions of Rule 12g3-2(b), the Company intends to publish the information contemplated in Rule 12g3-2(b)(1)(iii) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company's primary trading market, and to translate the information so published into English in accordance with the instructions to Rule 12g3-2(e). The Company has specified in Form 15F the internet website or the electronic information delivery system on which it intends to publish such information. The information so published by the Company cannot be retrieved from the Commission's internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission. If the Form 15F does not become effective, the Company will again be subject to the periodic reporting requirements of the Exchange Act and will be required to file with the Commission, and submit to the Commission, certain reports that can be retrieved from the Commission's internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the Commission."

                                   ARTICLE III

                          AMENDMENTS TO THE FORM OF ADR

      SECTION 3.01 ADR Amendment. The first sentence of paragraph (1) of the form of ADR attached as Exhibit A to the Amended and Restated Deposit Agreement and in each of the ADRs issued and outstanding under the terms of the Amended and Restated Deposit Agreement is hereby amended as of the Effective Date by deleting such sentence in its entirety and inserting the following in its stead:

      "This American Depositary Receipt is one of an issue (herein called the Receipts), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of December 7, 1999, as amended by Amendment No. 1 to Amended and Restated Deposit Agreement, dated as of June __, 2007 (as so amended and as further amended and supplemented from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders from time to time of American Depositary Shares evidenced by Receipts issued thereunder, each of whom by accepting a Receipt becomes bound by all the terms and provisions thereof."

      SECTION 3.02 Deregistration of Securities. To reflect the termination of the Company's registration of its securities under the Exchange Act, the form of Receipt attached as Exhibit A to the Amended and Restated Deposit Agreement and each of the Receipts issued and outstanding under the terms of the Amended and Restated Deposit Agreement is hereby amended as of the Effective Date by deleting the first paragraph of Article (13) in its entirety and inserting the following in its stead:

      "(13) Available Information. The Company has been subject to the periodic reporting requirements of the Exchange Act, and has filed certain reports with, and submitted certain reports to, the Commission, which reports can be retrieved from the Commission's internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. The Company has filed a Form 15F ("Form 15F") with the Commission, which has suspended the Company's duty under the Exchange Act to file or submit the reports required under Sections 13(a) or 15(d) of the Exchange Act. Upon the effectiveness of Form 15F, the Company's duty to file or submit reports under Sections 13(a) or 15(d) of the Exchange Act will terminate and the Company will, pursuant to Rule 12g3-2(e)(1), receive the exemption from the reporting obligations of the Exchange Act provided by Rule 12g3-2(b). In order to satisfy the conditions of Rule 12g3-2(b), the Company intends to publish the information contemplated in Rule 12g3-2(b)(1)(iii) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company's primary trading market, and to translate the information so published into English in accordance with the instructions to Rule 12g3-2(e). The Company has specified in Form 15F the internet website or the electronic information delivery system on which it intends to publish such information. The information so published by the Company cannot be retrieved from the Commission's internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission. If the Form 15F does not become effective, the Company will again be subject to the periodic reporting requirements of the Exchange Act and will be required to file with the Commission, and submit to the Commission, certain reports that can be retrieved from the Commission's internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the Commission."

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.01 Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Holders that:

      (a) This Amendment, when executed and delivered by the Company, and the Amended and Restated Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

      (b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Amended and Restated Deposit Agreement as amended hereby, and other document furnished hereunder or thereunder in the Kingdom of Sweden, neither of such agreements need to be filed or recorded with any court or other authority in the Kingdom of Sweden, nor does any stamp or similar tax need be paid in the Kingdom of Sweden on or in respect of such agreements; and

      (c) All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.

                                    ARTICLE V

                                  MISCELLANEOUS

      SECTION 5.01 New ADRs. From and after the Effective Date, the Depositary shall arrange to have new ADRs printed or amended that reflect the changes to the form of ADR effected by this Amendment. All ADRs issued hereunder after the Effective Date, once such new ADRs are available, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split up of existing ADRs, shall be substantially in the form of the specimen ADR attached as Exhibit A hereto. However, ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of ADR effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Amended and Restated Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

      SECTION 5.02 Notice of Amendment to Holders of ADSs. The Depositary is hereby directed to send notices informing the Holders of ADSs (i) of the terms of this Amendment, (ii) of the Effective Date of this Amendment, and (iii) that the Holder of ADRs shall be given the opportunity, but that it is unnecessary, to substitute their ADRs with new ADRs reflecting the changes effected by this Amendment, as provided in Section 5.01 hereof. (iv) that copies of this Amendment may be retrieved from the Commission's website at www.sec.gov and may be obtained from the Depositary and the Company upon request. The notice to Holders of ADSs shall be substantially in the form of Exhibit C attached hereto. The notice of deregistration to be sent to Holders of ADSs is attached hereto as Exhibit C.

      SECTION 5.03 Indemnification. The Company agrees to indemnify and hold harmless the Depositary (and any and all of its directors, employees and officers) for any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

      SECTION 5.04 Ratification. Except as expressly amended hereby, the terms, covenants and conditions of the Deposit Agreement as originally executed shall remain in full force and effect.

      SECTION 5.05 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be wholly performed in the State of New York.

      SECTION 5.06 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

                                         Aktiebolaget SKF


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                         CITIBANK, N.A., as Depositary


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                    EXHIBIT A

                                [FORM OF RECEIPT]

Number                                                   CUSIP Number: 784375404


                                                             American Depositary
                                                           Shares (Each American
                                                                Depositary Share
                                                                representing one
                                              Fully Paid Non-Restricted B Share,
                                                    SEK 2.50 nominal value each)


                           AMERICAN DEPOSITARY RECEIPT
                                       for
                           AMERICAN DEPOSITARY SHARES
                                  representing
                        DEPOSITED NON-RESTRICTED B SHARES
                                       of
                                AKTIEBOLAGET SKF
                     (Incorporated under the laws of Sweden)

      CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (herein called the "Depositary"), hereby certifies that _____________is the owner of ______________ American Depositary Shares (hereinafter "ADSs"), representing deposited non-restricted B shares, each of nominal value SEK 2.50, including evidence of rights to receive such non-restricted B shares (the "Shares") of Aktiebolaget SKF, a corporation incorporated under the laws of Sweden (the "Company"). As of the date of the Deposit Agreement (hereinafter defined), each ADS represents one Share deposited under the Deposit Agreement with one of the Custodians which at the date of execution of the Deposit Agreement are Skandinaviska Enskilda Banken and Svenska Handelsbanken (the "Custodians"). The ratio of American Depositary Shares to Shares is subject to amendment as provided in Article IV of the Deposit Agreement. The Depositary's Corporate Agency Office is located at 388 Greenwich Street, 14th floor, New York, New York 10013, U.S.A. The Depositary's Corporate Agency Office is at a different address than its Principal Executive Office. Its Principal Executive Office is at 399 Park Avenue, New York, NY 10022.

      (1) The Deposit Agreement. This American Depositary Receipt is one of an issue (herein called the Receipts), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of December 7, 1999, as amended by Amendment No. 1 to Amended and Restated Deposit Agreement, dated as of June __, 2007 (as so amended and as further amended and supplemented from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders from time to time of American

Depositary Shares evidenced by Receipts issued thereunder, each of whom by accepting a Receipt becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time, received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Corporate Agency Office of the Depositary and the Custodians.

      The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the Articles of Association and Bylaws of the Company (as in effect on the date of the Deposit Agreement) and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. The American Depositary Shares are eligible for clearance and settlement through DTC. Each Beneficial Owner of American Depositary Shares held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such American Depositary Shares. The Receipt evidencing the American Depositary Shares held through DTC will be registered in the name of a nominee of DTC. So long as the American Depositary Shares are held through DTC or unless otherwise required by law, ownership of beneficial interests in the Receipt registered in the name of DTC (or its nominee) will be shown on, and transfers of such ownership will be effected only through, records maintained by
(i) DTC (or its nominee), or (ii) DTC Participants (or their nominees).


      (2) Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender, at the Corporate Agency Office of the Depositary, of ADSs evidenced by this Receipt for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of (i) the charges of the Depositary for the making of withdrawals and cancellation of Receipts (as set forth in Article
(10) hereof and in Section 5.9 and Exhibit B of the Deposit Agreement) and (ii) all fees, taxes and governmental charges payable in connection with such surrender and withdrawal, and, subject to the terms and conditions of the Deposit Agreement the Company's Articles of Association and By-laws, Section 7.8 of the Deposit Agreement, Article (23) of this Receipt and the provisions of or governing the Deposited Securities and other applicable laws, the Holder of the American Depositary Shares evidenced hereby is entitled to delivery, to him or upon his order, of the Deposited Securities represented by the ADS so surrendered. Subject to the last sentence of this paragraph, such Deposited Securities may be delivered in registered form or by electronic delivery. ADSs may be surrendered for the purpose of withdrawing Deposited Securities by delivery of a Receipt evidencing such ADSs (if held in registered form) or by book-entry delivery of such ADSs to the Depositary.


      A Receipt surrendered for such purposes shall, if so required by the Depositary, be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon, the Depositary shall direct the Custodian to Deliver (without unreasonable delay) at the designated office of the Custodian, subject to the terms and conditions of the Deposit Agreement, the Articles of Association and By-laws of the Company, and the provisions of or governing the Deposited Securities and applicable laws, now or hereafter in effect, to or upon the written order of the person or persons designated in the order delivered to the Depositary as provided above, the Deposited Securities represented by such ADSs together with any certificate or other proper documents of or relating to title for the Deposited Securities or evidence of the electronic transfer thereof (if available) as the case may be, to or for the account of such person. The Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

      The Depositary shall not accept for surrender a Receipt evidencing ADSs representing less than one Share. The Depositary may, in its discretion, refuse to accept for surrender a number of ADSs representing other than a whole number of Shares. In the case of surrender of a Receipt evidencing a number of ADSs representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be delivered in accordance with the terms hereof, and shall, at its discretion, either (i) issue and deliver to the person surrendering such Receipt a new Receipt evidencing ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Shares represented by the Receipt so surrendered and remit the proceeds thereof (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the Receipt. At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held in respect of, and any certificate or certificates and other proper documents of or relating to title to, the Deposited Securities represented by such Receipt to the Depositary for delivery at the Principal Office of the Depositary, and for further delivery to such Holder. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission


      (3) Transfers, Split-Ups and Combinations of Receipts. Subject to the terms and conditions of the Deposit Agreement, the Registrar shall register transfers of Receipts on its books upon surrender at the Corporate Agency Office of the Depositary of a Receipt by the Holder thereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice) and duly stamped as may be required by the laws of the State of New York and of the United States of America. Subject to the terms and conditions of the Deposit Agreement including payment of the applicable fees and charges of the Depositary, the Depositary shall execute and deliver a new Receipt(s) (and if necessary cause the Registrar to countersign such Receipt(s)) and deliver same to or upon the order of the person entitled to such Receipts evidencing the same aggregate number of ADSs as those evidenced by the Receipts surrendered. Upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts and upon payment of the applicable fees and charges of the Depositary, subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as the Receipt or Receipts surrendered.

      (4) Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in the Deposit Agreement and in this Receipt, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matters and
(iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of Receipts and ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations of the Depositary or the Company consistent with the Deposit Agreement and applicable law.


      The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Company, Depositary, a Registrar or the Share Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any governmental body or commission or any securities exchange upon which the Receipts or Share are listed, or under any provision of the Deposit Agreement or provisions of, or governing, the Deposited Securities or any meeting of shareholders of the Company or for any other reason, subject in all cases to Article (23) hereof. Notwithstanding any provision of the Deposit Agreement to the contrary, the surrender of outstanding ADSs evidenced by Receipts and withdrawal of Deposited Securities may not be suspended except as permitted by General Instruction I.A.(l) to Form F-6 (as such Instructions may be amended from time to time) in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Company (or the Share Registrar) or the deposit of Shares in connection with voting at a shareholders' meeting or the payment of dividends,
(ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), unless a registration statement is in effect as to such Shares.


      (5) Compliance With Information Requests. Notwithstanding any other provision of the Deposit Agreement or this Receipt, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with requests from the Company pursuant to Swedish law, the rules and requirements of the Stockholm Stock Exchange or the Articles of Association and By Laws of the Company, which are made to provide information as to the capacity in which such Holder or Beneficial Owner owns ADSs and regarding the identity of any other persons then tag or previously interested in such ADSs and the nature of such interest and various other matters whether or not they are Holders and/or Beneficial Owner at the time of such request. The Depositary agrees to use reasonable efforts to comply with written instructions received from the Company requesting the Depositary to forward any such requests to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

      (6) Ownership Restrictions. The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits under applicable law or the Articles of Association and By-laws of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of ADSs where such transfer may result in the total number of Shares represented by the ADSs owned by a single Holder or Beneficial Owner to exceed any such limits. The Company may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including but not limited to the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or a mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Articles of Association and By-laws of the Company.

      (7) Liability of Holder for Taxes, Duties and Other Charges. If any tax or other governmental charge shall become payable by the Depositary or a Custodian with respect to any Receipt or any Deposited Securities or ADSs, such tax or other governmental charge shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of the Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, the Holder and the Beneficial Owner hereof remaining liable for any deficiency. The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue ADSs, to deliver Receipts, register the transfer, split-up or combination of ADRs and (subject to Article (23) hereof) the withdrawal of Deposited Securities until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian and any of their agents, employees and Affiliates for, and hold each of then harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

      (8) Representations and Warranties of Depositors. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares (and the certificates therefor) are validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares, have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do and (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and are not, and the ADSs issuable upon such deposit will not be, Restricted Securities and have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of

Shares and the issuance, cancellation and transfer of ADSs. If any such representations or warranties are false in any way, the Company and Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

      (9) Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws and the terms of the Deposit Agreement and the provisions of, or governing, the Deposited Securities or other information as the Depositary or the Custodian may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement. Subject to Article (23) hereof and the terms of the Deposit Agreement, the Depositary and the Registrar, as applicable, may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made or such information and documentation are provided.

      (10) Charges of Depositary. The Depositary shall charge any party to whom Receipts are issued (including, without limitation, deposit or issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock for the Shares or Deposited Securities, or a distribution of Receipts pursuant to Section 4.3 or 4.11 of the Deposit Agreement), or who surrenders Receipts a fee of U.S. $5.00 or less per 100 American Depositary Shares (or portion thereof) for the issuance or surrender, respectively, of a Receipt. In addition the Depositary shall charge to the Holders a fee of U.S. $2.00 or less per 100 American Depositary Shares (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including but not limited to, Sections 4.2 through 4.5 thereof, and $5.00 or less per 100 American Depositary Shares (or portion thereof) in case of a stock dividend made pursuant to the Deposit Agreement, including but not limited to Section 4.2 through 4.5 thereof. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request. In addition, Holders, Beneficial Owners, and persons depositing Shares will be requested to pay taxes and other governmental charges, registration fees, cable, telex and facsimile transmission and delivery expenses, and customary and other expenses incurred by the Depositary in connection with its obligations and duties under the Deposit Agreement. Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company upon agreement between the Depositary and the Company concerning the nature and amount of such charges and expenses. All fees and charges may at any time and from time to time be changed by agreement between the Company and the Depositary. The charges and expenses of the Custodian, nominee or any other agent of the Depositary are for the sole account of the Depositary. These charges may be changed in the manner indicated in Article (21) of this Receipt.

      (11) Title to Receipts. It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each ADS evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for all purposes, and neither the Depositary nor the Company shall have any obligations or be subject to any liability hereunder or under the Deposit Agreement to any holder of a Receipt unless such holder is the Holder (that is, the person registered on the books of the Depositary).

      (12) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt has been executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided, however, that such signature may be a facsimile if a Registrar has been appointed and this Receipt has been countersigned by the manual signature of a duly authorized officer of the Registrar.

      (13) Available Information; Reports; Inspection of Transfer Books. The Company has been subject to the periodic reporting requirements of the Exchange Act, and has filed certain reports with, and submitted certain reports to, the Commission, which reports can be retrieved from the Commission's internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. The Company has filed a Form 15F ("Form 15F") with the Commission, which has suspended the Company's duty under the Exchange Act to file or submit the reports required under Sections 13(a) or 15(d) of the Exchange Act. Upon the effectiveness of Form 15F, the Company's duty to file or submit reports under Sections 13(a) or 15(d) of the Exchange Act will terminate and the Company will, pursuant to Rule 12g3-2(e)(1), receive the exemption from the reporting obligations of the Exchange Act provided by Rule 12g3-2(b). In order to satisfy the conditions of Rule 12g3-2(b) the Company intends to publish the information contemplated in Rule 12g3-2(b)(1)(iii) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company's primary trading market, and to translate the information so published into English in accordance with the instructions to Rule 12g3-2(e). The Company has specified in Form 15F the internet website or the electronic information delivery system on which it intends to publish such information. The information so published by the Company cannot be retrieved from the Commission's internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission. If the Form 15F does not become effective, the Company will again be subject to the periodic reporting requirements of the Exchange Act and will be required to file with the Commission, and submit to the Commission, certain reports that can be retrieved from the Commission's internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the Commission.

The Registrar shall keep the books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and the Holders of such Receipts, provided that such inspection shall not be, to the Registrar's knowledge, for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or other than a matter related to the Deposit Agreement or the Receipts.

The Registrar may close the transfer books with respect to the Receipts, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance from time to time of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to Article 23 hereof.


Dated:                                      CITIBANK, N.A.,
                                                     as Depositary
Countersigned


By:                                         By:
    --------------------------                  --------------------------
Authorized Signatory                           Vice President


      The address of the Corporate Agency Office of the Depositary is 388 Greenwich Street, 14th Floor, New York, New York 10013, U.S.A. The Depositary's Corporate Agency Office is at a different address than its Principal Executive Office. Its Principal Executive Office is at 399 Park Avenue, New York, New York 10022.

                          [FORM OF REVERSE OF RECEIPT]
                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                            OF THE DEPOSIT AGREEMENT

      (14) Dividends and Distributions in Cash, Shares, etc. Whenever the Depositary receives confirmation from the Custodian of receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Shares, rights, securities or other entitlements under the Deposit Agreement, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can, in the judgment of the Depositary (upon the terms of the Deposit Agreement), be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such dividend, distribution or proceeds into Dollars and distribute the amount thus received (net of applicable fees and charges of, and expenses incurred by, the Depositary and taxes withheld) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of ADSs representing such Deposited Securities held as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company to the relevant governmental authority. Any foreign currency received by the Depositary shall be converted upon the terms and conditions set forth in the Deposit Agreement.

      If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall cause such Shares to be deposited with and registered, as the case may be, in the name of the Depositary, the Custodian or their nominees. Upon receipt of confirmation of such deposit, the Depositary shall, in accordance with the Deposit Agreement, establish the ADS Record Date and either (i) distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs, which shall represent in aggregate the number of Shares received as such dividend or free distribution, subject to the terms of this Deposit Agreement (including, without limitation, the applicable fees and charges of, and expenses incurred by, the Depositary and taxes), or (ii) if additional ADSs are not so distributed, each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interest in the additional Shares distributed upon the Deposited Securities represented thereby (net of the applicable fees and charges of, and the expenses incurred by, the Depositary, and taxes). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds upon the terms set forth in the Deposit Agreement.

      In the event that the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company, in the fulfillment of its obligations under the Deposit Agreement, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable and the Depositary shall distribute the net proceeds of any such sale (after deduction of taxes and fees and charges of, and expenses incurred by, the Depositary) to Holders entitled thereto upon the terms of the Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

      Upon receipt of notice indicating that the Company wishes an elective distribution in cash or shares to be made available to Holders upon the terms described in the Deposit Agreement the Depositary shall make such elective distribution available to Holders only if (i) the Depositary shall have determined that such distribution is reasonably practicable and (ii) the Depositary shall have received satisfactory documentation within the terms of
Section 5.7. If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the local market in respect of the Shares for which no election is made, either (X) cash upon the terms described in Section 4.1 or
(Y) additional ADSs representing such additional Shares upon the terms described in Section 4.2. If the above conditions are satisfied, the Depositary shall establish an ADS Record Date (on the terms described in Section 4.8) and establish procedures to enable Holders to elect the receipt of the proposed dividend in cash or in additional ADSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. If a Holder elects to receive the proposed dividend (X) in cash, the dividend shall be distributed upon the terms described in Section 4.1, or (Y) in ADSs, the dividend shall be distributed upon the terms described in Section 4.2. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective dividend in Shares (rather than ADSs). There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

      Upon receipt by the Depositary of a notice indicating that the Company wishes rights to subscribe for additional Shares (or rights of any other nature) to be made available to Holders of ADSs, the Depositary, upon consultation with the Company, shall determine whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to any Holders only if the Company shall have requested that such rights be made available to Holders, the Depositary shall have received the documentation required by the Deposit Agreement, and the Depositary shall have determined that such distribution of rights is reasonably practicable. If such conditions are not satisfied, the Depositary shall sell the rights as described below. In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date and establish procedures to distribute such rights (by means of warrants or otherwise) to enable the Holders to exercise the rights (upon payment of the applicable fees and charges of, and expenses incurred by, the Depositary and taxes). Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holders a method to exercise such rights to subscribe for Shares (rather than ADSs). If
(i) the Company does not request the Depositary to make the rights available to

Holders or if the Company requests that the rights not be made available to Holders, (ii) the Depositary fails to receive the documentation required by the Deposit Agreement or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity or otherwise, at such place and upon such terms (including public and private sale) as it may deem proper. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable fees and charges of, and expenses incurred by, the Depositary and taxes) upon the terms hereof and in the Deposit Agreement. If the Depositary is unable to make any rights available to Holders or to arrange for the sale of the rights upon the terms described above, the Depositary shall allow such rights to lapse. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

      Notwithstanding anything herein to the contrary, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders unless and until a registration statement under the Securities Act covering such offering is in effect. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to Holders shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

      There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or to exercise such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

      Upon receipt of a notice indicating that the Company wishes property other than cash, Shares or rights to purchase additional Shares, to be made to Holders of ADSs, the Depositary shall determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received the documentation required by the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is reasonably practicable. Upon satisfaction of such conditions, the Depositary shall distribute the property so received to the Holders of record as of the ADS Record Date, in proportion to the number of ADSs held by them respectively and in such manner as the

Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

      If the conditions above are not satisfied, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem proper and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders upon the terms hereof. If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances.

      (15) Fixing of Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, or any other matter, the Depositary shall, after consultation with the Company, fix a record date ("ADS Record Date") for the determination of the Holders who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each ADS. Subject to the terms and conditions of this Receipt and the Deposit Agreement, the Holders of Receipts at the close of business on such ADS Record Date shall be entitled to receive such distributions, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

      (16) Voting of Deposited Securities. Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable, fix a record date as provided in Section 4.8 for determining the Holders entitled to give instructions for the exercise of voting rights and mail to the Holders a notice which shall contain (a) such information as is contained in such notice of meeting and (b) a statement (in a form provided by the Company) that a Holder of Receipts at the close of business on the specified record date will be entitled, subject to any applicable provisions of Swedish law and of the Articles of Association of the Company (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented thereby. A precondition for exercising any such voting rights is that such Holder is registered in the register of stockholders of the Company not less than ten calendar days prior to the date of the meeting and gives notice of his intention to attend the meeting, in person or by proxy, not later than a date (being not earlier than five days before the meeting, not including Sundays and legal holidays in Sweden) specified in the notice convening the meeting. Pursuant to these requirements, Holders will be entitled to deposit their ADSs in a blocked account with the

Depositary and to instruct the Depositary to request a Custodian to cause the equivalent underlying Shares to be registered in the Holder's name and to give notice to the Company of the Holder's intention to attend the meeting and to vote the Shares at such a meeting in person or by proxy. Such notice shall also contain a statement that a Holder who deposits his ADSs in a blocked account with the Depositary and who instructs a Custodian to register in the Holder's name the equivalent underlying Shares for the purpose of voting such Shares at any meeting of holders of Shares may instruct the Depositary, immediately following any such meeting, to request such Custodian to reregister the Shares in the name in which such Shares were previously registered and to release to the Holder from the blocked account the ADSs representing such Shares.

      Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting, and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise the Shares or other Deposited Securities represented by ADSs except pursuant to and in accordance with such written instructions from Holders. Shares or other Deposited Securities represented by ADSs for which no specific voting instructions are received by the Depositary from the Holder shall not be voted. There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner.

      (17) Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under the Deposit Agreement, and the Receipts shall, subject to the provisions of the Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional securities. Alternatively, the Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of satisfactory documentation contemplated by the Deposit Agreement, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Receipt, specifically describing such new Deposited Securities or corporate change. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall if the Company requests, subject to receipt of satisfactory legal documentation contemplated in the Deposit Agreement, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of fees and charges of, and expenses incurred by, the Depositary and taxes) for the account of the Holders otherwise entitled to such securities and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

      (18) Exoneration. Neither the Depositary nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or incur any liability (i) if the Depositary, the Company or their respective controlling persons or agents shall be prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement and this Receipt, by reason of any provision of any present or future law or regulation of the United States, Sweden or any other country, or of any other governmental authority or regulatory authority or stock exchange, or by reason of any provision, present or future of the Articles of Association and By-laws of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control, (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or in the Articles of Association and By-laws of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information,
(iv) for the inability of a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Holders of ADSs or (v) for any consequential or punitive damages for any breach of the terms of the Deposit Agreement. The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

      (19) Standard of Care. The Company and its agents assume no obligation and shall not be subject to any liability under the Deposit Agreement or this Receipt to Holders or Beneficial Owners or other persons, except that the Company and its agents agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary and its agents assume no obligation and shall not be subject to any liability under the Deposit Agreement or this Receipt to Holders or Beneficial Owners or other persons, except that the Depositary and its agents agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of this Deposit Agreement. The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement or for the failure or timeliness of any notice from the Company.

      (20) Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 60th day after delivery thereof to the Company, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, which notice shall be effective on the earlier of (i) the 60th day after delivery thereof to the Depositary, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor. The predecessor depositary, upon payment of all sums due it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in the Deposit Agreement), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and
(iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly mail notice of its appointment to Holders. Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

      (21) Amendment, Supplement. This Receipt and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than the charges of the Depositary in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment or supplement shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADS, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender Receipt and receive therefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and Receipt at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

      (22) Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement, the Depositary may terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed for such termination. On and after the date of termination of the Deposit Agreement, the Holder will, upon surrender of such Holders' ADSs at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of ADSs referred to in Article (2) hereof and in the Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by this Receipt. If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of six months from the date of termination of the Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders of Receipts whose Receipts have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit

Agreement with respect to the Receipts and the Shares, Deposited Securities and ADSs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except as set forth in the Deposit Agreement.

      (23) Compliance with U.S. Securities Laws. Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

      (24) Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this Article (24), the Depositary, its affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. In its capacity as Depositary, the Depositary shall not lend Shares or Receipts; provided, however, that the Depositary may (i) issue Receipts prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to
Section 2.5 of the Deposit Agreement, including Receipts which were issued under
(i) above but for which Shares may not have been received (each such transaction a "Pre-Release Transaction"). The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom Receipts or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or Receipts that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or Receipts in its records and to hold such Shares or Receipts in trust for the Depositary until such Shares or Receipts are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or Receipts and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of Receipts and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the Receipts outstanding (without giving effect to Receipts outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of Receipts and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

tag
                    (ASSIGNMENT AND TRANSFER SIGNATURE LINES)

      FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ______________________________ whose taxpayer identification number is _______________________ and whose address including postal zip code is ____________________________, the within Receipt and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney-in-fact to transfer said Receipt on the books of the Depositary with full power of substitution in the premises.


Dated:                               Name:
                                           -------------------------------------
                                            By:
                                            Title:

                                     NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED


--------------------
tag

                                    EXHIBIT B

                                  FEE SCHEDULE

                       DEPOSITARY FEES AND RELATED CHARGES
   All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

I. Depositary Fees

      The Company and the Holders and Beneficial Owners agree to pay the following fees of the Depositary:

-------------------------------------------------------------------------------------------------------------------
                Service                                  Rate                               By Whom Paid
-------------------------------------------------------------------------------------------------------------------
(1)      Issuance of ADSs upon deposit   $5.00 per 100 ADSs (or fraction        Party for whom deposits are made or
         of Shares (excluding            thereof) issued                        party receiving ADSs
         issuances contemplated by
         paragraphs (3)(b) and (5)
         below).
-------------------------------------------------------------------------------------------------------------------
(2)      Delivery of Deposited           $5.00 per 100 ADSs (or fraction        Party surrendering ADSs or making
         Securities, property and        thereof) surrendered.                  withdrawal.
         cash against surrender
         of ADSs.
-------------------------------------------------------------------------------------------------------------------
(3)      Distribution of (a) cash        No fee, so long as prohibited by any   Party to whom distribution is made.
         dividend or (b) ADSs pursuant   exchange upon which the ADSs are
         to stock dividends (or other    listed.
         free distribution of stock).
-------------------------------------------------------------------------------------------------------------------
(4)      Distribution of cash proceeds   Up to $2.00 per 100 ADSs held.         Party to whom distribution is made.
         (i.e. upon sale of rights and
         other entitlements).
-------------------------------------------------------------------------------------------------------------------
(5)      Distribution of ADSs pursuant   Up to $5.00 per 100 ADSs issued.       Party to whom distribution is made.
         to exercise of rights.
-------------------------------------------------------------------------------------------------------------------

II. Charges Holders and Beneficial Owners shall be responsible for the following charges:

(i) taxes (including applicable interest and penalties) and other governmental charges;

(ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing Shares or Holders and Beneficial Owners of ADSs;

(iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

(vi) the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities

                                                                       EXHIBIT C

           NOTICE OF DEREGISTRATION AND AMENDMENT OF DEPOSIT AGREEMENT

To the Holders and Beneficial Owners of American Depositary Receipts ("ADRs") evidencing American Depositary Shares ("ADSs"), representing the Deposited Securities of the Company

--------------------------------------------------------------------------------
Company:              AKTIEBOLAGET SKF, a corporation organized and existing
                      under the laws of the Kingdom of Sweden.
--------------------------------------------------------------------------------
Depositary:           Citibank, N.A.
--------------------------------------------------------------------------------
Custodian:            Skandinaviska Enskilda Banken or Svenska Handelsbanken.
--------------------------------------------------------------------------------
Deposited Securities: Non-Restricted B Shares, SEK 2.50 nominal value, per Share of the Company ("Shares").
--------------------------------------------------------------------------------
ADS CUSIP No.:        784375404.
--------------------------------------------------------------------------------
Shares to ADS Ratio:  One (1) Non-Restricted B Share to 1 ADS.
--------------------------------------------------------------------------------
Deposit Agreement:    Amended and Restated dated as of December 7, 1999, as
                      amended through the date hereof (as so amended, the
                      "Deposit Agreement"), by and among the Company, the
                      Depositary and the Holders (as defined in the Deposit
                      Agreement) and Beneficial Owners of ADSs evidenced by ADRs issued thereunder.
--------------------------------------------------------------------------------
Effective Date:       ____________, 2007.

--------------------------------------------------------------------------------

The Company has informed the Depositary that it has filed a Form 15F with the Securities and Exchange Commission ("SEC") to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended ("Exchange Act"). The filing of Form 15F suspends the Company's obligations to file with the SEC reports pursuant to the Exchange Act. Absent an objection from the SEC, the deregistration of the Company's securities and the termination of the Company's obligations under the Exchange Act will only become effective upon the expiration of 90 days, or such shorter period as the SEC may determine, after the Company filed its Form 15F. A copy of the Company's Form 15F may be retrieved from the SEC's website at www.sec.gov.

The Company and the Depositary have agreed to amend the Amended and Restated Deposit Agreement to reflect the application by the Company to de-register its securities and terminate its reporting obligations under the Exchange Act. A copy of the amendment to the Amended and Restated Deposit Agreement has been filed with the SEC under cover of Post-Effective Amendment No. 1 to Registration Statement on Form F-6 (Registration No. 333-11106) (the "Post-Effective Amendment to F-6 Registration Statement"). The Post-Effective Amendment to F-6

Registration Statement has become effective immediately upon the filing of such Post- Effective Amendment to F-6 Registration Statement with the SEC (the "Effective Date"). As of the Effective Date, the Deposit Agreement and all ADRs have been amended to reflect, inter alia, the application by the Company to de-register its securities and terminate its reporting obligations under the Exchange Act.

By continuing to hold any outstanding ADS issued under the Deposit Agreement after the Effective Date, you will be deemed to have agreed to be bound by the terms of the Deposit Agreement as amended by the Amendment. The Depositary shall arrange to have new ADRs printed that reflect the changes effected by the Amendment. However, ADRs issued prior to the Effective Date do not need to be surrendered for exchange. If you hold ADSs in uncertificated form, you do not need to take any action.

Copies of the Amended and Restated Deposit Agreement and the form of Amendment are available from the SEC's website at www.sec.gov and from the Depositary's office located at 388 Greenwich Street, New York, New York 10013. If you have any questions regarding the Amendment, please call Citibank, N.A. -- ADS Shareholder Services at 1-877-248-4237.

                                                   Citibank, N.A., as Depositary

_________, 2007